Vcorp SERVICES

July 23, 2008

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan New Jersey 07726
Attention: Nicole Arello Paralegal

Re: **Constant Environment, Inc.**

Dear Nicole,

This letter is to confirm that the above-referenced entity is currently an active Corporation as of July 21, 2008 and may be used for any lawful act or activity for which a corporation may be organized under the Business Corporation Law.

Enclosed please find a filed copy of the documents for your records.

The tax ID number that has been assigned to this corporation is: **98-0588609**
This EIN is your permanent number and can be used immediately for most of your business needs, including: Opening a bank account and filing a tax return by mail. However, allow two weeks before your EIN becomes part of the IRS's permanent records.
You must wait until this occurs before you can: (i) File an electronic return, (ii) Make an electronic payment, and/or (iii) Pass an IRS EIN matching program.

Thank you for choosing VCorp Services for all your corporate filing and Registered Agent needs.

Very truly yours,

*Mimi Sanik*

Mimi Sanik
Incorporation Specialist

Email: mimi@vcorpservices.com

**ROSS MILLER**
**Secretary of State**
**206 North Carson Street**
**Carson City, Nevada 89701-4299**
**(775) 684 5708**
**Website: secretaryofstate.biz**

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20080482573-09 |
| | Filing Date and Time<br>07/21/2008 12:20 PM |
| | Entity Number<br>E0460312008-5 |

# Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | Constant Environment, Inc. |
| 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) | Vcorp Services, LLC<br>Name<br>1409 Bonita Avenue — Las Vegas — Nevada 89104<br>(MANDATORY) Physical Street Address — City — Zip Code<br>(OPTIONAL) Mailing Address — City — State — Zip Code |
| 3. Shares: (number of shares corporation is authorized to issue) | Number of shares with par value: 160,000,000 — Par value per share: $.001 — Number of shares without par value: 0 |
| 4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees) | 1. Jeff Mak<br>Name<br>1310 Contour Drive — Mississauga, Ontario — L5H 1B2<br>Street Address — City — State — Zip Code<br>2.<br>Name<br>Street Address — City — State — Zip Code<br>3.<br>Name<br>Street Address — City — State — Zip Code |
| 5. Purpose: (optional - see instructions) | The purpose of this Corporation shall be: |
| 6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator) | Isaac Muller — X [signature]<br>Name — Signature<br>20 Robert Pitt Drive, Suite 214 — Monsey — NY — 10952<br>Address — City — State — Zip Code |
| 7. Certificate of Acceptance of Appointment of Resident Agent: | I hereby accept appointment as Resident Agent for the above named corporation.<br>X [signature] — 7/21/08<br>Authorized Signature of R. A. or On Behalf of R. A. Company — Date |

*This form must be accompanied by appropriate fees.*

# ATTACHMENT
# TO
# ARTICLES OF INCORPORATION
# OF
# CONSTANT ENVIRONMENT, INC.

8. The governing board of Constant Environment, Inc. (the "Corporation") shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The first Board of Directors of the corporation shall consist of two directors. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

9. (a) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred and Sixty Million (160,000,000) which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Sixty Million (60,000,000) shares of blank check preferred stock, par value $0.001 per share (the "Preferred Stock").

(b) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

(c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

(d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

10. The Corporation shall have perpetual existence.

11. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

12. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

13. The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

14. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CONSTANT ENVIRONMENT, INC.**, did on July 21, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 21, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

## (PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

CONSTANT ENVIRONMENT, INC.

(Name of Corporation)

FILE NUMBER

E0460312008-5

FOR THE FILING PERIOD OF JUL, 2008 TO JUL, 2009. Due by Aug 31, 2008

The corporation's duly appointed registered agent in the State of Nevada upon whom process can be served is:

VCORP SERVICES, LLC
1409 BONITA AVENUE
LAS VEGAS NV 89104

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee, if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708
6. Form must be in the possession of the Secretary of State on or before the last month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

**CHECK ONLY IF APPLICABLE**

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

| | | | |
|---|---|---|---|
| NAME | TITLE(S) PRESIDENT (OR EQUIVALENT OF) | | |
| ADDRESS | CITY | St | Zip |
| NAME | TITLE(S) SECRETARY (OR EQUIVALENT OF) | | |
| ADDRESS | CITY | St | Zip |
| NAME | TITLE(S) TREASURER (OR EQUIVALENT OF) | | |
| ADDRESS | CITY | St | Zip |
| NAME | TITLE(S) DIRECTOR | | |
| ADDRESS | CITY | St | Zip |

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title Date